Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-183277) of Manchester United plc of our report dated 19 October 2012 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Manchester, United Kingdom
25 October 2012